Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2010 FIRST QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 2.3 PERCENT SINCE 2009 YEAR END
          NEW YORK, NY, April 22, 2010 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at March 31, 2010 was $307.63, an increase of 2.3% from stockholders’ equity per common share of $300.69 at December 31, 2009 (all as adjusted for the stock dividend declared in February 2010), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. The increase in stockholders’ equity per common share primarily reflects strong earnings in the 2010 first quarter. Consolidated cash and invested assets were approximately $4.41 billion at March 31, 2010, compared with $4.45 billion at December 31, 2009.
          Alleghany’s 2010 first quarter net earnings were $58.2 million, or $6.44 per common share (presented on a basic basis throughout), compared with net earnings of $44.6 million, or $4.73 per common share, in the first quarter of 2009. Net earnings amounts include the following components:

	Three months ended March 31
	Amount		Per Share
(in millions, except per share amounts)	2010	2009	2010	2009
Net catastrophe (losses) after tax*	$0.3	$(3.1)	$0.03	$(0.36)
Net realized capital gains after tax	$17.2	$39.3	$1.90	$4.57
Other than temporary impairment (losses) after tax	$(0.7)	$(43.0)	$(0.08)	$(5.00)

*	2010 three month amounts reflect catastrophe reserve releases by RSUI which more than offset total catastrophe losses in the period.
          A summary of Alleghany’s results for the three months ended March 31, 2010 and 2009 is as follows:

	Three months ended
	March 31
(in millions)	2010	2009	Change

AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$36.8	$42.2	$(5.4)
CATA	0.3	2.2	(1.9)
PCC	(5.4)	(6.6)	1.2
AIHL Re	—	—	—

	31.7	37.8	(6.1)
Net investment income	33.4	27.0	6.4
Net realized capital gains	22.7	7.5	15.2
Other than temporary impairment losses (3)	(1.1)	(66.1)	65.0
Other income, less other expenses	(8.4)	(8.4)	—

Total AIHL insurance group	78.3	(2.2)	80.5

Corporate activities (4)
Net investment income	(1.9)	—	(1.9)
Net realized capital gains	3.8	53.0	(49.2)
Other than temporary impairment losses (3)	—	—	—
Other income	—	—	—
Corporate administration and other expenses	5.7	0.2	(5.5)

	Three months ended
	March 31
(in millions)	2010	2009	Change
Interest expense	0.1	0.2	0.1

Total Corporate activities	(3.9)	52.6	(56.5)
Total	74.4	50.4	24.0

Income taxes	16.2	5.8	(10.4)

Net earnings	$58.2	$44.6	$13.6

(1)	Alleghany Insurance Holdings LLC (“AIHL”) the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Pacific Compensation Corporation (“PCC”), formerly known as Employers Direct Corporation, as well as AIHL Re LLC (“AIHL Re”).

(2)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses or other income, less other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Reflects impairment charges for unrealized losses related to Alleghany’s investment portfolio that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated (“Homesite”) and ORX Exploration, Inc. (“ORX”), and corporate activities at the parent level.
          2010 first quarter results, compared with 2009 first quarter results, primarily reflect an increase in AIHL’s pre-tax earnings, partially offset by a pre-tax net loss at Corporate activities. The increase in AIHL’s pre-tax earnings primarily reflects:
•	a decrease in other-than-temporary impairment losses mainly due to improved equity market conditions in the 2010 first quarter; and

•	an increase in net realized capital gains, primarily due to gains on sales of certain energy and financial sector equity securities;
partially offset by
•	a decrease in RSUI’s underwriting profit, primarily due to lower net premiums earned and a $7.5 million reserve increase in the 2010 first quarter as a result of an increase in estimated ultimate 2007 accident year losses for the directors and officers liability line of business.
The pre-tax net loss at Corporate activities in the 2010 first quarter, compared with the corresponding 2009 period, primarily reflects:
•	a decrease in net realized capital gains as a result of the absence of sales of common stock of Burlington Northern Santa Fe Corporation in the 2010 first quarter;

•	an increase in corporate administration and other expenses primarily reflecting higher parent-level incentive compensation accruals; and

•	a decrease in net investment income, primarily reflecting higher losses related to Alleghany’s investments in Homesite and ORX.

          Mr. Hicks commented that “We are pleased that RSUI and CATA produced underwriting profits in the 2010 first quarter despite the impact of continued pricing pressure and the weak economy. We do not expect significant improvement in either of these factors in 2010, and RSUI and CATA will continue to strive to maintain disciplined pricing in this environment. In April 2010, our California workers’ compensation company, Employers Direct, was re-branded as Pacific Compensation Corporation as part of its plan to re-emerge as an agency carrier during 2010.”
          “On a consolidated basis, the total return on our investments, excluding other invested assets consisting primarily of our Homesite and ORX investments, was 1.9% in the first quarter of 2010. Although our equity and fixed income portfolios fell short of their respective benchmarks for the 2010 first quarter, our investment strategy has produced an annualized return of 7.8% since January 1, 2004, a record which is acceptable to us given the current economic circumstances.”
          Information regarding the pre-tax results of AIHL’s operating units is attached as Exhibit A. During the first quarter of 2010, Alleghany purchased in the open market an aggregate of 26,327 shares of its common stock for approximately $7.5 million, at an average price per share of $285.53 (such share and average price amounts are not adjusted for the stock dividend declared in February 2010), pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common stock. As of April 21, 2010, Alleghany had 9,018,290 shares of its common stock outstanding, adjusted to reflect the stock dividend declared in February 2010.
          Additional information regarding Alleghany’s 2010 first quarter results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations for the 2010 first quarter, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, to be filed with the U.S. Securities and Exchange Commission on or about May 7, 2010. The Form 10-Q will be available on Alleghany’s website at www.alleghany.com and on the Securities and Exchange Commission’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.
Comment on Regulation G
          This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
          Alleghany shows earnings before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains, other-than-temporary impairment losses and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings before income taxes may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #

Forward-looking Statements
          This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts; and

•	increases in the levels of risk retention by Alleghany’s insurance operating units.
Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

Exhibit A
AIHL Operating Unit Pre-Tax Results

(in millions, except ratios)	RSUI	AIHL Re	CATA	PCC	AIHL
Three months ended March 31, 2010

Gross premiums written	$222.0	—	$40.6	$2.4	$265.0
Net premiums written	130.3	—	38.2	2.3	170.8

Net premiums earned (1)	$150.3	—	$40.6	$3.8	$194.7
Loss and loss adjustment expenses	72.8	—	21.0	2.8	96.6
Commission, brokerage and other underwriting expenses (2)	40.7	—	19.3	6.4	66.4

Underwriting profit (loss) (3)	$36.8	—	$0.3	$(5.4)	$31.7

Net investment income (1)					33.4
Net realized capital gains (1)					22.7
Other than temporary impairment losses (1)					(1.1)
Other income (1)					0.1
Other expenses (2)					8.5

Earnings before income taxes					$78.3

Loss ratio (4)	48.5%	—	51.6%	74.2%	49.6%
Expense ratio (5)	27.1%	—	47.6%	166.3%	34.1%

Combined ratio (6)	75.6%	—	99.2%	240.5%	83.7%

Three months ended March 31, 2009

Gross premiums written	$250.1	—	$42.1	$16.4	$308.6
Net premiums written	149.7	—	38.2	15.3	203.2

Net premiums earned (1)	$160.7	—	$41.9	$15.4	$218.0
Loss and loss adjustment expenses	77.5	—	20.9	14.4	112.8
Commission, brokerage and other underwriting expenses (2)	41.0	—	18.8	7.6	67.4

Underwriting profit (loss) (3)	$42.2	—	$2.2	$(6.6)	$37.8

Net investment income (1)					27.0
Net realized capital losses (1)					7.5
Other than temporary impairment losses (1)					(66.1)
Other income (1)					0.5
Other expenses (2)					8.9

Losses before income taxes					$(2.2)

Loss ratio (4)	48.2%	—	50.0%	93.5%	51.7%
Expense ratio (5)	25.5%	—	44.8%	49.4%	30.9%

Combined ratio (6)	73.7%	—	94.8%	142.9%	82.6%

(1)	Represent components of total revenues.

(2)	Commission, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses. Underwriting profit does not replace net earnings determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net earnings attributable to their underwriting performance. With the addition of net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Commission, brokerage and other underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and commission, brokerage and other underwriting expenses.

ALLEGHANY CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 3/31/10			THREE MONTHS ENDED 3/31/09
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED

Revenues
Net premiums earned	$194,700	$0	$194,700	$218,044	$0	$218,044
Net investment income	33,381	(1,952)	31,429	27,022	47	27,069
Net realized capital gains	22,695	3,772	26,467	7,515	52,967	60,482
Other than temporary impairment losses	(1,077)	0	(1,077)	(66,126)	0	(66,126)
Other income	137	(4)	133	452	(3)	449

Total revenues	249,836	1,816	251,652	186,907	53,011	239,918

Costs and expenses
Loss and loss adjustment expenses	96,627	0	96,627	112,837	0	112,837
Commissions, brokerage and other underwriting expenses	66,356	0	66,356	67,450	0	67,450
Other operating expenses	8,358	493	8,851	8,761	452	9,213
Corporate administration	12	5,222	5,234	17	(109)	(92)
Interest expense	149	70	219	0	163	163

Total costs and expenses	171,502	5,785	177,287	189,065	506	189,571

Earnings (loss) before income taxes	$78,334	($3,969)	74,365	($2,158)	$52,505	50,347

Income taxes			16,196			5,773

Net earnings			$58,169			$44,574

Net earnings			$58,169			$44,574
Preferred dividends			0			3,908

Net earnings available to common stockholders			$58,169			$40,666

ALLEGHANY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share amounts)

	March 31,	December 31,
	2010	2009

Assets
Investments
Available for sale securities at fair value:
Equity securities (cost: 2010 $746,316; 2009 $530,945)	$839,964	$624,546
Debt securities (amortized cost: 2010 $3,006,885; 2009 $3,235,595)	3,070,666	3,289,013
Short-term investments	204,706	262,903

	4,115,336	4,176,462
Other invested assets	242,609	238,227

Total investments	4,357,945	4,414,689

Cash	55,775	32,526
Premium balances receivable	152,295	145,992
Reinsurance recoverables	968,296	976,172
Ceded unearned premium reserves	152,202	160,713
Deferred acquisition costs	67,968	71,098
Property and equipment at cost, net of accumulated depreciation and amortization	19,738	20,097
Goodwill and other intangibles, net of amortization	144,829	145,667
Net deferred tax assets	114,304	124,266
Other assets	152,944	101,550

	$6,186,296	$6,192,770

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$2,479,326	$2,520,979
Unearned premiums	540,809	573,906
Reinsurance payable	51,563	51,795
Current taxes payable	12,245	3,827
Other liabilities	328,061	324,742

Total liabilities	3,412,004	3,475,249

Common stock (shares authorized: 2010 and 2009 — 22,000,000; issued and outstanding 2010 — 9,300,448; 2009 — 9,300,734)	9,118	9,118
Contributed capital	916,822	921,225
Accumulated other comprehensive income	107,407	94,045
Treasury stock, at cost (2010 — 276,625 shares; 2009 — 258,013 shares)	(71,858)	(66,325)
Retained earnings	1,812,803	1,759,458

Total stockholders’ equity	2,774,292	2,717,521

	$6,186,296	$6,192,770